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                                UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D. C. 20549

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                                  FORM 8-K

                               CURRENT REPORT

                       Pursuant to Section 13 or 15(d)
                   of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) SEPTEMBER 19, 2003

                       APPLIED DIGITAL SOLUTIONS, INC.
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           (Exact name of registrant as specified in its charter)

         Missouri                    000-26020                 43-1641533
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(State or other jurisdiction        (Commission            (IRS Employer
    of incorporation)               File Number)           Identification No.)

         400 Royal Palm Way, Suite 410, Palm Beach, Florida   33480
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            (Address of principal executive offices)        (Zip Code)

Registrant's telephone number, including area code: 561-805-8000




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ITEM 5.  OTHER EVENTS

     Securities Purchase Agreements Between the Company and First Investors Holding Co., Inc., Magellan International LTD and Cranshire Capital, LP

            On September 19, 2003, Applied Digital Solutions, Inc. ("the Company") entered into three separate securities purchase agreements (the "Agreements") with each of First Investors Holding Co., Inc., Magellan International LTD and Cranshire Capital, LP (collectively referred to herein as the "Purchasers") for the purchase of up to 11,428,571 shares, 5,714,286 shares and 5,714,286 shares of the Company's common stock, respectively, (22,857,143 shares in the aggregate). However, in no event may the aggregate number of shares purchased under each of the agreements with First Investors Holding Co., Inc., Magellan International LTD and Cranshire Capital, LP exceed that number of shares having an aggregate purchase price in excess of $3,999,999.99, $2,000,000 and $2,000,000, respectively. The 22,857,143 shares of common stock are part of the 30,000,000 shares of common stock being offered by the Company pursuant to its Registration Statement on Form S-1 (File No. 333-106300). The Company intends to use the net proceeds from the purchases to help fund interest and principal payments under the terms of the Company's $10.5 million aggregate principal balance of 8.5% Convertible, Exchangeable Debentures and for general corporate purposes (including working capital requirements, sales and marketing and capital expenditures).

            J.P. Carey Securities, Inc. ("J.P. Carey"), acted as the Company's placement agent with respect to the Agreements. Under the terms of the placement agency agreement with J.P. Carey, the Company has agreed to pay J.P. Carey a fee of 2.0% of the gross subscription proceeds from the shares sold to the Purchasers.

            TERMS OF THE SECURITIES PURCHASE AGREEMENTS

            The Agreements provide for up to ten (10) settlement dates for purchases of shares of the Company's common stock over a 31-trading day period. The Agreements provide for the purchases of the shares to be at a per share price equal to 87.00% of the average of the volume weighted average price of the Company's common stock (as reported by Bloomberg Financial L.P., using the VAP function) for the three trading days immediately preceding each applicable settlement date. The Company is not obligated to sell any shares under the Agreements at a price less than the floor price of $0.35 per share. The terms of the Agreements contemplate that the number of shares to be purchased will, in general, be apportioned evenly over the ten (10) settlement dates.

            There are several exceptions to the per share purchase price, the timing, the number of shares to be purchased, and the Purchasers' obligations. First, the Purchasers each have the right, on the day preceding any settlement date, to elect to acquire up to the maximum aggregate amount of shares to be acquired under their respective agreement on the applicable settlement date, subject to the dollar limitation on the proceeds. Second, the Company is not required to sell, and the Purchasers are not required to purchase any of the Company's common stock at a price that is less than the floor price. If the per share price with respect to a particular settlement date is less than the floor price, the Purchasers may but are not required to each purchase up to the maximum aggregate amount of shares under their respective agreements at the floor price, subject to the dollar limitation on the proceeds. Third, if the volume weighted average trading price on two consecutive settlement dates is less than $0.42, then, at any time thereafter, the Purchasers are each entitled to terminate any and all of their obligations under their respective agreement.

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         The Securities Purchase Agreements with each of First Investors
Holding Co., Inc., Magellan International LTD and Cranshire Capital, LP are included herein as exhibits.


ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS.

(c)      Exhibits

         10.1 Securities Purchase Agreement between Applied Digital Solutions, Inc. and First Investors Holding Co., Inc., dated September 19, 2003

         10.2 Securities Purchase Agreement between Applied Digital Solutions, Inc. and Magellan International LTD, dated September 19, 2003

         10.3 Securities Purchase Agreement between Applied Digital Solutions, Inc. and Cranshire Capital, LP, dated September 19, 2003




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                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        APPLIED DIGITAL SOLUTIONS, INC.

                                        (Registrant)

Date:  September 19, 2003               By:   /s/ Evan C. McKeown
                                              ---------------------------------
                                              Evan C. McKeown
                                              Senior Vice President and Chief
                                              Financial Officer





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